Exhibit 99.1

FOR IMMEDIATE RELEASE	November 7, 2006

MAIR HOLDINGS, INC. REPORTS FISCAL 2007 SECOND QUARTER
RESULTS

Minneapolis/St. Paul – (November 7, 2006) – MAIR Holdings, Inc. (the “Company”) (NASDAQ: MAIR) today reported a net loss of $2.5 million, or $0.12 per diluted share, for the fiscal 2007 second quarter ended September 30, 2006 compared to a net loss of $25.5 million, or $1.24 per share, during the same quarter a year ago.

The Company’s $2.5 million net loss in the second quarter of fiscal 2007 was primarily the result of additional expenses the Company recorded in connection with Mesaba Aviation’s bankruptcy and a $1.2 million net loss at Big Sky Transportation Co.

“The Company’s financial results for the second quarter of fiscal 2007 continue to be impacted by the ongoing expenses associated with Mesaba’s bankruptcy,” said Paul F. Foley, MAIR’s president and chief executive officer.  “Higher fuel prices and a reduction in passengers during the heightened security at the end of August negatively impacted Big Sky’s ability to break even in the quarter.  While MAIR continues to explore opportunities to diversify, Mesaba will focus on its bankruptcy restructuring and Big Sky will seek to expand its operations.”

As previously disclosed, Mesaba voluntarily filed for Chapter 11 bankruptcy protection on October 13, 2005, and MAIR deconsolidated Mesaba’s financial results effective with the date of Mesaba’s bankruptcy.  As a result, Mesaba’s assets and liabilities have been removed from the Company’s condensed consolidated balance sheet as of March 31, 2006.  MAIR has accounted for Mesaba’s financial results under the equity method of accounting since October 13, 2005, and effective March 31, 2006, MAIR recorded an $8.9 million impairment charge to write off its remaining equity investment in Mesaba.

Mesaba reported an operating loss of $6.0 million for the second quarter of fiscal 2007 compared to an operating loss of $38.3 million for the second quarter of fiscal 2006.  In fiscal 2006, Mesaba recorded a pre-tax charge of $34.0 million for impairment and other charges, primarily related to the bankruptcy filing of Northwest Airlines, Inc.  The fiscal 2007 second quarter operating loss was due to the reduction of Mesaba’s fleet by 26 Avros and 14 Saabs year over year.  Mesaba also reported a net loss of $9.1 million in the second quarter of fiscal 2007 compared to a net loss of $25.8 million in the second quarter of fiscal 2006.  Mesaba’s loss in fiscal 2007 was the result of its $6.0 million operating loss and $3.2 million in reorganization items due to its bankruptcy.

QUARTERLY CONFERENCE CALL

MAIR Holdings will conduct a live webcast to discuss its second quarter results today, November 7th at 10:00 A.M. (central time).  The webcast will be available through the MAIR’s web site at www.mairholdings.com under the “Investor” link.

ABOUT THE COMPANY

MAIR’s primary business units are its regional airline subsidiary, Mesaba Aviation, Inc., d/b/a Mesaba Airlines, and its regional airline subsidiary, Big Sky Transportation Co., d/b/a Big Sky Airlines.  MAIR is traded under the symbol MAIR on the NASDAQ National Market.  More information about MAIR is available on the Internet at www.mairholdings.com.

Mesaba operates as a Northwest Jet Airlink and Airlink partner under an airline services agreement with Northwest Airlines.  Mesaba serves 88 cities in the United States and Canada from Northwest’s and Mesaba’s three major hubs: Detroit, Minneapolis/St. Paul and Memphis.  Mesaba operates an advanced fleet of regional jet and jet-prop aircraft, consisting of the 69 passenger Avro RJ85, the 30-34 passenger Saab SF340 and the 50 passenger Canadair Regional Jet.  Mesaba filed for Chapter 11 bankruptcy protection on October 13, 2005 and continues to operate as a debtor-in-possession.  Mesaba maintains a web site at www.mesaba.com.

Big Sky currently serves 18 communities in Montana, Colorado, Idaho, Oregon, Washington and Wyoming with a fleet of 19 passenger Beechcraft 1900D aircraft.  Big Sky is based in Billings, Montana and has codeshare agreements with Northwest Airlines, Alaska Airlines, Horizon Air and US Air which allows customers the convenience of traveling with one ticket, through baggage checking and economical through fares, to destinations throughout the world.  Big Sky is a provider of air service under the Essential Air Service program administered by the Department of Transportation.  Big Sky maintains a web site at www.bigskyair.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements that are based on the best information currently available to management.  These forward-looking statements are intended to be subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  There can be no assurance that actual developments will be those anticipated by MAIR.  Actual results could differ materially from those projected because of a number of factors, some of which MAIR cannot predict or control.  For a discussion of some of these factors, please see the ‘Cautionary Note Regarding Forward-Looking Statements’ and ‘Risk Factors’ in the company’s Quarterly Report on Form 10-Q for the quarter year ended June 30, 2006.

Note to Editors: Summary financial and operating information follows.

###

Media Contact:	Jon Austin - 612-573-3157
Investor Contact:	Bob Weil - 612-333-0021

MAIR Holdings, Inc.

Condensed Consolidated Statements of Operations

(unaudited - in thousands, except per share information)

	Three Months Ended		Six Months Ended
	September 30		September 30
	2006 (1)	2005	2006 (1)	2005
Operating revenues:
Passenger	$3,780	$103,872	$7,460	$207,655
Freight and other	2,403	11,034	4,766	21,934
Total operating revenues	6,183	114,906	12,226	229,589
Operating expenses:
Wages and benefits	2,834	39,070	5,306	78,458
Aircraft fuel	1,516	1,254	2,967	2,212
Aircraft maintenance	1,009	22,836	1,920	45,607
Aircraft rents	453	25,965	906	51,630
Landing fees	92	2,584	187	5,204
Insurance and taxes	684	1,921	1,359	3,814
Depreciation and amortization	181	3,507	359	7,309
Administrative and other	2,834	21,486	6,436	39,990
Impairment and other charges	—	36,509	—	36,509
Total operating expenses	9,603	155,132	19,440	270,733

Operating loss	(3,420)	(40,226)	(7,214)	(41,144)

Nonoperating income (expense):
Other nonoperating income, net	1,225	1,087	2,525	3,883
Loss before income taxes	(2,195)	(39,139)	(4,689)	(37,261)

Provision (benefit) for income taxes	341	(13,635)	341	(12,959)
Net loss	$(2,536)	$(25,504)	$(5,030)	$(24,302)

Loss per common share - basic	$(0.12)	$(1.24)	$(0.24)	$(1.18)
Loss per common share - diluted	$(0.12)	$(1.24)	$(0.24)	$(1.18)

Weighted average shares outstanding - basic	20,592	20,577	20,592	20,576
Weighted average shares outstanding - diluted	20,592	20,577	20,592	20,576

MAIR Holdings, Inc

Condensed Consolidated Balance Sheets

(unaudited - in thousands)

	September 30	March 31
	2006 (1)	2006 (1)
Assets:
Cash and cash equivalents	$36,019	$47,135
Short-term investments	39,285	44,117
Other current assets	5,772	7,184
Net property and equipment	1,476	1,423
Long-term investments	18,951	19,484
Other assets, net	15,517	2,599
Total assets	$117,020	$121,942

Liabilities and Shareholders’ Equity:
Current liabilities	$11,998	$12,571
Other liabilities and deferred credits	1,030	772
Shareholders’ equity	103,992	108,599
Total liabilities and shareholders’ equity	$117,020	$121,942

(1) Fiscal 2007 amounts and fiscal 2006 balance sheet reflect the deconsolidation of Mesaba’s financial results effective October 13, 2005.

Mesaba Aviation, Inc.

(Debtor-in-Possession)

Condensed Statements of Operations

(unaudited - in thousands)

	Three Months Ended		Six Months Ended
	September 30		September 30
	2006	2005	2006	2005
Operating revenues:
Passenger	$64,388	$100,805	$139,887	$202,085
Freight and other	6,790	8,939	14,731	17,802
Total operating revenues	71,178	109,744	154,618	219,887
Operating expenses:
Wages and benefits	30,988	38,264	64,477	75,555
Aircraft maintenance	14,083	22,032	29,460	44,085
Aircraft rents	13,974	25,395	31,379	50,631
Landing fees	1,977	2,495	4,140	5,042
Insurance and taxes	1,580	1,681	2,677	3,348
Depreciation and amortization	2,429	3,276	4,983	6,854
Administrative and other	12,178	20,876	25,168	38,777
Impairment and other charges	—	34,006	—	34,006
Total operating expenses	77,209	148,025	162,284	258,298

Operating loss	(6,031)	(38,281)	(7,666)	(38,411)

Nonoperating income (expense):
Interest income and other	374	238	774	442
Reorganization items, net	(3,153)	—	(1,325)	—
Income before income taxes and cumulative effect of change in accounting principle	(8,810)	(38,043)	(8,217)	(37,969)

Provision (benefit) for income taxes	323	(12,205)	323	(12,189)

Income before cumulative effect of change in accounting principle	(9,133)	(25,838)	(8,540)	(25,780)

Cumulative effect of change in accounting principle	—	—	(507)	—
Net income	$(9,133)	$(25,838)	$(9,047)	$(25,780)

Mesaba Aviation, Inc.

(Debtor-in-Possession)

Condensed Balance Sheets

(unaudited - in thousands)

	September 30	March 31
	2006	2006
Assets:
Cash and cash equivalents	$7,667	$20,718
Short-term investments	8,926	3,262
Other current assets	45,502	54,304
Net property and equipment	27,216	32,532
Long-term investments	4,736	6,761
Other assets, net	999	864
Total assets	$95,046	$118,441

Liabilities and Shareholder’s (Deficit) Equity:
Current liabilities	$40,328	$52,984
Other liabilities and deferred credits	1,769	2,547
Liabilities subject to compromise	59,049	59,973
Shareholder’s (deficit) equity	(6,100)	2,937
Total liabilities and shareholder’s (deficit) equity	$95,046	$118,441

MAIR Holdings, Inc.

Selected Operating Statistics By Operating Entity

(unaudited)

	Three Months Ended				Six Month Ended
	September 30				September 30
			Favorable				Favorable
	2006	2005	(Unfavorable)		2006	2005	(Unfavor)
Mesaba Aviation, Inc.
Passengers	910,144	1,500,221	-39.3%		2,047,553	3,001,266	-31.8%
ASMs (000s)	376,788	760,568	-50.5%		882,925	1,526,587	-42.2%
RPMs (000s	250,543	515,432	-51.4%		616,470	1,030,242	-40.2%
Load Factor	66.5%	67.8%	-1.3	pts	69.8%	67.5%	2.3	pts
Departures	36,477	53,190	-31.4%		76,417	106,227	-28.1%
Revenue per ASM (cents)	18.9	14.4	31.3%		17.5	14.4	21.5%
Cost per ASM (cents) excluding impairment and other charges	20.5	15.0	-36.7%		18.4	14.7	-25.2%

Big Sky Transportation Co.
Passengers	30,699	30,328	1.2%		60,268	56,555	6.6%
ASMs (000s)	22,156	20,172	9.8%		44,341	37,311	18.8%
RPMs (000s	9,081	8,714	4.2%		17,463	16,214	7.7%
Load Factor	41.0%	43.2%	-2.2	pts	39.4%	43.5%	-4.1	pts
Departures	5,717	5,672	0.8%		11,682	10,705	9.1%
Revenue per ASM (cents)	27.9	25.6	9.0%		27.6	26.1	5.7%
Cost per ASM (cents) excluding impairment and other charges	31.8	31.6	-0.6%		30.9	31.4	1.6%